PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
MARCH 31, 1998 TO                             relates to Registration Statement
PROSPECTUS DATED                              33-71502-01 and the Prospectus
NOVEMBER 19, 1993                             dated November 19, 1993



                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 1998


                          DISCOVER CARD MASTER TRUST I
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                       0-23108                     Not Applicable
---------                      -----------                 -------------
(State of                      (Commission                 (IRS Employer
organization)                  File Number)                Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                           19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 128
                         Index to Exhibits is on page 7

Item 5.  Other Events

A) Series 1993-1:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B) Series 1993-2:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C) Series 1993-3:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D) Series 1994-2:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E) Series 1994-3:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F) Series 1994-A:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G) Series 1995-1:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H) Series 1995-2:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I) Series 1995-3:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J) Series 1996-1:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K) Series 1996-2:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L) Series 1996-3:
On April 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the March 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M) Series 1996-4:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N) Series 1997-1:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O) Series 1997-2:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P) Series 1997-3:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q) Series 1997-4:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R) Series 1998-1:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S) Series 1998-2:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T) Series 1998-3:
On April 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the March 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

Item 7.  Financial Statements and Exhibits
(c) Exhibits

Exhibit No.           Description
-----------           -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1998-1.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1998-2.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1998-3.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                           By: GREENWOOD TRUST COMPANY
                               as originator of the Trust


                                By:          John J. Coane
                                   -------------------------------
                                   John J. Coane
                                   Vice President, Director of
                                   Accounting and Treasurer


Date: April 15, 1998

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1998-1.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1998-2.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending March 31, 1998, for Series 1998-3.